Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-214142) and Amendment No. 1 to Form F-3 (No. 333-273175) of our reports dated April 30, 2025, relating to the consolidated financial statements of TROOPS, Inc. and the effectiveness of TROOPS, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Audit Alliance LLP

Singapore

April 30, 2025